Exhibit 1.01

ITURAN LOCATION AND CONTROL, LTD.
Conflict Minerals Report
For the Year ended December 31, 2025
In Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Mineral Report ("CMR") of Ituran Location and Control (herein referred to as "Ituran", "The Company", "we", "us" or "our") for the calendar year 2025 was prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 as amended (the “Rule”), which was promulgated in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 to implement reporting disclosure, and other requirements on registrants that manufacture, or contract to manufacture, products that contain conflict minerals (in the form of gold, tin, tantalum, and tungsten and their derivatives (collectively “3TG Metals”)) which are necessary to the functionality or production of those products.

We have determined that some 3TG Metals are present and were required for manufacture of certain Ituran products which were contracted to be manufactured by us or by our consolidated subsidiary in calendar year 2025. We have conducted a reasonable country of origin inquiry ("RCOI") on the relevant supply chains in a good faith manner designed to determine whether any of the 3TG Metals contained in such products originated in the Democratic Republic of the Congo or an adjoining country (“DRC”) or were from recycled or scrap sources.
Furthermore, we have exercised due diligence according to the OECD Due Diligence Guidance for Responsible Supply Chains (third edition) ("OECD Guidance") on the source and chain of custody of the 3TG Metals in our relevant 2025 supply chain. The OECD Guidance distinguishes between the roles and the corresponding due diligence recommendations addressed to upstream companies and downstream companies in the supply chain. Accordingly, ‘upstream’ means the mineral supply chain from the mine to smelters or refineries ("SOR"), and downstream means the minerals supply chain from smelters/refiners to retailers. References to upstream and downstream throughout this CMR should be read as relying on these definitions. We are a downstream company, which is located several tiers above the SOR and don’t have direct relations with SOR, we followed the Conflict-Free Sourcing Initiative Five Practical Steps for Conflict Minerals Due Diligence and SEC Disclosure (Version 3.0) ("CFSI steps"), which provides practical interpretation of OECD guidelines for Conflict Minerals SEC disclosure for downstream companies.

The due diligence procedures we exercised include the steps that we are taking to mitigate the risk that the 3TG Metals included in our products benefit armed groups in the DRC and the steps to improve our due diligence efforts.

Pursuant to SEC guidance issued April 29, 2014, the SEC order issued May 2, 2014, we are not required to describe any of our products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be DRC conflict free,” and therefore we make no conclusion in  this regard in this CMR. In addition, we rely on the Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule April 7, 2017 ("SEC statement"), and the provided description of our Due Diligence efforts, shall not constitute as a waiver from the SEC statement. Furthermore, given that we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit of this CMR does not have to be conducted and therefore it was not included in this CMR.

We have prepared this CMR for filing as an exhibit to our Form SD. This CMR includes a description of the measures we have taken to perform RCOI, the measures we have taken to exercise due diligence and a list of the identified SORs.

1.	Overview of our Company

Ituran is a leader in the emerging mobility technology field, providing value-added location-based services, including a full suite of services for the connected-car. Ituran offers Stolen Vehicle Recovery, fleet management as well as mobile asset location, management & control services for vehicles, cargo and personal security for the retail, insurance industry and car manufacturers. Ituran is the largest OEM telematics provider in Latin America. Its products and applications are used by customers in over 20 countries. Ituran is also the founder of the Tel-Aviv based DRIVE startup incubator to promote the development of smart mobility technology.

Ituran's subscriber base has been growing significantly since the Company's inception to over 2.6 million subscribers using its location-based services with a market leading position in Israel and Latin America. Established in 1995, Ituran has approximately 2,800 employees worldwide, with offices in Israel, Brazil, Argentina, Mexico, Ecuador, Columbia, India, Canada and the United States.

We obtain products from three primary sources: (1) self-production by our consolidated subsidiary's (E.R.M. Electronic Systems Limited) manufacturing facilities, and (2) from a third party manufacturer (Telematics Wireless Ltd). (3) ISH suppliers which are included in this report.

For more information, on our business is available in our Annual Report on Form 20-F for fiscal 2025 please visit Ituran’s website, at: www.ituran.com

2.	Reasonable Country of Origin Inquiry (RCOI)

We have assessed our suppliers including the suppliers of our consolidated subsidiary (ERM).Quicklinl and TDG on the likelihood that the products they supplied to us contain 3TG Metals, and then determined which suppliers to survey. We conducted our survey of the selected suppliers using the template developed by the Electronic Industry Citizenship Coalition® (“EICC®”) and The Global e-Sustainability Initiative (“GeSI”), known as the Conflict Free Smelter Initiative (“CFSI”) Conflict Minerals Reporting Template ("CMRT"). CMRT is a commonly used Template which was developed by CFSI to facilitate disclosure and communication of information regarding SORs who provide 3TG Metals to a company’s supply chain. CMRT includes questions regarding a company’s conflict-free policy and engagement with its direct suppliers and requests a listing of the SORs used by the company and its suppliers. CMRT also contains questions about the origin of 3TG Metals included in the company’s products, as well as questions regarding supplier due diligence. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify suppliers upstream from our direct suppliers. We rely on our direct suppliers to provide us with information about the source of 3TG Metals contained in the components, and finished products supplied to us by those suppliers. In most instances, our direct suppliers are similarly reliant upon information provided by their suppliers.

Although our suppliers have identified the presence of some of the Conflict Minerals and provided information on the smelters based on the completed due diligence provided thus far, some suppliers also have indicated that their due diligence is not complete. We continue to work with these suppliers to get additional information regarding the SORs that provide 3TG Metals to our suppliers.

3.	Our Conflict Minerals Due Diligence Program Design

We have designed our conflict minerals due diligence in accordance with the principles of the OECD Guidance and CFSI steps appropriate for downstream companies in our position in the mineral supply chain. We are a downstream company. We do not procure any conflict minerals, 3TG Metals or 3TG Metals containing products from smelters, refiners or scrap processors. We purchase and rely on specialized products comprised in part of 3TG metals. We procure these products from various suppliers who themselves are downstream actors in the supply chain. Our due diligence design incorporates the same five elements recommended by OECD Guidance: (1) Establish Strong Company Management Systems, (2) Identify and Assess Risks in the Supply Chain, (3) Design and Implement a Strategy to Respond to Identified Risks, (4) Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices (which we are not required), and (5) Report Annually on Supply Chain Due Diligence. Our due diligence design is also influenced by our Conflict Minerals Compliance Policy and Code of conduct of Ituran's Suppliers and Agents, which articulates our commitment to monitoring our supply chain to assure that we don’t use products with conflict minerals which directly or indirectly supporting civil violence or human rights abuses in DRC.

4.	Our Due Diligence Process following OECD Guidance

4.1.	Established Strong Company Management Systems.

We developed a management system to implement our conflict minerals due diligence which is adjusted to us being a downstream company. We have adopted Conflict Minerals Compliance Policy and a Code of conduct of Ituran's Suppliers and Agents ("Code of Conduct"), which are available on our website www.ituran.com.

Our senior management supported the development of our Conflict Minerals Policy and monitored the results of our due diligence efforts. We assembled an internal team, led by our CFO, and includes the technical team from one of Ituran's consolidated companies, an external legal, and quality experts. We have established a system of controls and transparency over the conflict minerals supply-chain, by notifying our suppliers of our Code of Conduct and requesting them to agree to its terms. We have requested from our suppliers which we identified to provide us with CMRT disclosures, which allows us to collect and retain information on their SORs and 3TG Metals in their supply chain. We strengthen the engagement with our relevant suppliers, by requesting them to accept the terms of our Code of Conduct on Conflict Minerals and working with them on improving their due diligence and CMRT reports. Being a downstream company, we don’t have any direct ability to affect upstream companies in our supply chain. Nevertheless, we have established a company grievance mechanism in form of a compliance hotline email: Eli_K@ituran.com, through which any interested party may ask questions or report concerns, including those regarding 3TG Metals.

4.2.	Identified and Assessed Risks in the Supply Chain

We identified the products that we manufactured, or contracted to manufacture, containing necessary 3TG Metals for the 2025 reporting period. This exercise resulted in the compilation of a list of suppliers and contract manufacturers that provided products containing 3TG Metals to us in 2025 (the “3TG Metals Supplier List”). We requested each entity on our 3TG Metals Supplier List to provide us with a CMRT. The CMRT among other requirements, prompts the Supplier to investigate its 3TG Metals supply chain tracing back to the SOR or scrap processor. The cover letter accompanying each CMRT outlines the Rule, explains the purpose and intent of the CMRT, and directed Suppliers to on-line CFSI training materials. These training materials provide our Suppliers with an overview of the due diligence objectives and guidance on filling out the CMRT. Most of our suppliers are well aware of their obligations and of rules governing conflict minerals and have provided their CMRT in a timely manner. We have reviewed our suppliers CMRT responses for completeness and assessed whether further outreach to individual suppliers was necessary. We compared the names of the disclosed smelters and refiners in the CMRT responses to the list of entities that CFSI has confirmed to be true 3TG metals SORs (“CFSI Standard Smelter Names List”). We then compiled the CMRT data into our database. We generated a list of the SORs that are potentially associated with our 3TG Metals supply chain for 2025 ("List"). We cannot confirm that all SORs on this List processed the necessary 3TG Metals contained in our products. Most of our suppliers identified all SORs in their entire supply chain, rather than tailor their CMRT responses to the smelters and refiners associated with a particular product line sold to us specifically. In addition, we reviewed the completion of the CMRT, and looked for contradictions in the CMRTs and their reasonableness. In the event we find that there is missing or unclear information in the CMRT report, we have contacted the relevant supplier to require to complete the information or to provide reasonable and satisfying explanations, as applicable.

We review the data received from our suppliers with respect to smelters and refiners and compare such information against the lists of SOR's that have received either “Conflict-Free Smelters & Refineries" or an “Active Smelters & Refiners” designation from the CFSI. We viewed a CFSI Compliant designation as an indicator that the supply chain upstream of the SOR was not engaged in conduct that directly or indirectly financed or benefited armed groups in a Covered Country. We also reviewed available information from CFSI concerning the location and country of origin of the 3TG Metals sourced by SORs verified as CFSI Compliant on our List.

4.3.	Designed and Implemented Strategy to Respond to Identified Risks

Our internal team has reviewed the final List of SOR, and all the received CMRT reports, and reported the findings to our senior management. As the active risk management contemplated by the OECD Guidance is in the responsibility of the SORs themselves, and as we are only a downstream company, may work through our supply chain to understand which SORs are in our supply chain, and to determine if more investigation is required. Our suppliers have provided us with complete CMRT reports, and a few of our suppliers stated within their CMRT that a small amount of their 3TG Metals suppliers SORs are unknown or they haven’t themselves received the complete information on their SORs from their own suppliers.. We have implemented a risk management plan to monitor these suppliers, and to work on engaging with these suppliers during the period until our next report, in order to improve their disclosure.

4.4.	Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices (not required for us)

As we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit does not have to be conducted and therefore it was not included in this CMR. As we are a downstream company, we do not purchase any 3TG Minerals directly from mines and we are many steps removed in the supply chain from the mining of the conflict minerals. We purchase materials used in our products from our suppliers and some of those materials contribute 3TG Metals necessary to our products and/or production process. The origin of 3TG Metals cannot be determined with any certainty once the ores are smelted and/or refined and converted to bullions, ingots or other smelted or refined derivatives. The SORs are consolidating points for ore and are in the best position in the total supply chain to know the origin of the ores. We rely on our direct suppliers to assist with our RCOI and due diligence efforts, including the identification of SORs, for the conflict minerals contained in the materials which they supply to us, and we also rely upon industry organizations (for example, EICC and CFSI) efforts to influence SORs to get audited and certified through CFSI's CFS programs.

4.5.	Report Annually on Supply Chain Due Diligence

We have compiled our results of RCOI and our due diligence and we have filed this report in accordance with the Rule through the use of the Form SD and the attachment of this CMR. Further information is also available by reviewing our Conflict Minerals Policy and Code of Practice which are available at www.ituran.com.

5.	2025 Conflict Minerals Program Results

The response rate among suppliers surveyed in 2025 was 98%,. Among the supplier responses, we identified 466 SORs as potential sources of 3TG Metals that were reported to be in the supply chain through the end of the 2025 calendar year. Out of them we have identified that 159 ( 34%) SORs fall in one of the abovementioned two designations from CFSI either “Conformant" (154 SORs) or an “Active” (5 SORs). Such results constitute a Decrease since our 2024 report, in which 150 out of 261 SORs (57.5%) fell into one of the abovementioned CFSI designations.

Based on the information provided by our suppliers through the end of the 2025 calendar year, we believe that the SORs that may have used to process the 3TG Metals in our products, include the SORs listed in Annex A hereto.

6.	Future Activities

We are continuing to refine and expand the list of SORs. We believe that seeking information about SORs in our supply chain represents the most reasonable effort we can make to determine the locations of origin of the 3TG Metals in our supply chain.

During 2026, we plan to continue to maintain our RCOI processes with respect to 3TG Metals. During 2026 we expect to  further develop the engagement and collaboration with our suppliers with aim of continued improvement of our supplier response rate, reliability and quality.

7.	Forward Looking Statements

Some of the matters discussed in this CMR, including in particular our due diligence processes, include "forward-looking statements" within the meaning of the Securities Act of 1933, as amended. These forward-looking statements include, but are not limited to, our plans, objectives, expectations and intentions and other statements contained in this CMR that are not historical facts as well as statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to significant uncertainties and changes in circumstances, many of which are beyond our control. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on our website and other materials referenced in this CMR are not incorporated by reference in this CMR.

Annex A

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
ALMT Corp	JAPAN				x	CID000004	Conformant	Tungsten
Advanced Chemical Company	UNITED STATES OF AMERICA			x		CID000015	Conformant	Gold
Aida Chemical Industries Co., Ltd.	JAPAN			x		CID000019	Conformant	Gold
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY			x		CID000035	-	Gold
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN			x		CID000041	-	Gold
AngloGold Ashanti Brazil	BRAZIL			x		CID000058	-	Gold
ANHUI HERRMAN IMPEX CO.	CHINA	x				CID000059	-	Tantalum
Argor-Heraeus S.A.	SWITZERLAND			x		CID000077	-	Gold
Asahi Pretec Corp.	JAPAN			x		CID000082	-	Gold
Asaka Riken Co., Ltd.	JAPAN			x		CID000090	Conformant	Gold
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY			x		CID000103	-	Gold
ATI Tungsten Materials	UNITED STATES OF AMERICA				x	CID000105	Conformant	Tungsten
Aurubis AG	GERMANY			x		CID000113	-	Gold
Central Bank of the Philippines Gold Refinery & Mint	PHILIPPINES			x		CID000128	-	Gold
Boliden Ronnskar	SWEDEN			x		CID000157	-	Gold
C. Hafner GmbH + Co. KG	GERMANY			x		CID000176	-	Gold
Caridad	MEXICO			x		CID000180	-	Gold
CCR	CANADA			x		CID000185	-	Gold
Cendres + Metaux S.A.	SWITZERLAND			x		CID000189	-	Gold
Yunnan Copper Industry Co., Ltd.	CHINA			x		CID000197	-	Gold
Changsha South Tantalum Niobium Co., Ltd.	CHINA	x				CID000211	-	Tantalum
Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA				x	CID000218	Conformant	Tungsten
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA		x			CID000228	Conformant	Tin
Chimet S.p.A.	ITALY			x		CID000233	-	Gold
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA				x	CID000258	Conformant	Tungsten
Chugai Mining	JAPAN			x		CID000264	Conformant	Gold
CNMC (Guangxi) PGMA Co., Ltd.	CHINA				x	CID000281	-	Tungsten
Conghua Tantalum and Niobium Smeltry	CHINA	x				CID000291	Conformant	Tantalum
Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA		x			CID000292	Conformant	Tin

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
CV Serumpun Sebalai	INDONESIA		x			CID000313	Conformant	Tin
Daye Non-Ferrous Metals Mining Ltd.	CHINA			x		CID000343	-	Gold
Dingnan Jiawang environmental Tin technology Co.	CHINA		x			CID000357	-	Tin
Do Sung Corporation	KOREA, REPUBLIC OF			x		CID000359	Conformant	Gold
Dongguan City Xida Soldering Tin Products Co.	CHINA		x			CID000376	-	Tin
Dongguan Best Alloys Co., Ltd.	CHINA		x			CID000377	Conformant	Tin
Dowa	JAPAN			x		CID000401	Conformant	Gold
Dowa	JAPAN		x			CID000402	Conformant	Tin
Eco-System Recycling Co., Ltd.	JAPAN			x		CID000425	Conformant	Gold
EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)		x			CID000438	Conformant	Tin
Estanho de Rondonia S.A.	BRAZIL		x			CID000448	Conformant	Tin
Exotech Inc.	UNITED STATES OF AMERICA	x				CID000456	-	Tantalum
F&X Electro-Materials Ltd.	CHINA	x				CID000460	Conformant	Tantalum
Feinhutte Halsbrucke GmbH	GERMANY		x			CID000466	-	Tin
Fenix Metals	POLAND		x			CID000468	Conformant	Tin
JSC Novosibirsk Refinery	RUSSIAN FEDERATION			x		CID000493	-	Gold
Refinery of Seemine Gold Co., Ltd.	CHINA			x		CID000522	-	Gold
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA		x			CID000538	Conformant	Tin
Gejiu Yunxi Group Corp.	CHINA		x			CID000553	-	Tin
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA		x			CID000555	-	Tin
Global Tungsten & Powders LLC	UNITED STATES OF AMERICA				x	CID000568	Conformant	Tungsten
Guangdong Hua Jian Trade Co., Ltd.	CHINA			x		CID000605	-	Gold
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	x				CID000616	Conformant	Tantalum
Guangxi Nonferrous Metals Group	CHINA		x			CID000626	-	Tin
Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA		x			CID000628	-	Tin
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA			x		CID000651	-	Gold
Hang Seng Technology	CHINA			x		CID000670	-	Gold
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA			x		CID000671	-	Gold
HeeSung Metal Ltd.	KOREA, REPUBLIC OF			x		CID000689	Conformant	Gold
Heimerle + Meule GmbH	GERMANY			x		CID000694	-	Gold

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Heraeus Metals Hong Kong Ltd.	CHINA			x		CID000707	-	Gold
Heraeus Precious Metals GmbH & Co. KG	GERMANY			x		CID000711	Conformant	Gold
Hezhou Jinwei Tin Co., Ltd.	CHINA		x			CID000720	-	Tin
Hunan Chenzhou Mining Co., Ltd.	CHINA			x		CID000767	-	Gold
Hunan Jintai New Material Co., Ltd.	CHINA				x	CID000769	-	Tungsten
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA			x		CID000773	-	Gold
HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF			x		CID000778	-	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA			x		CID000801	-	Gold
Ishifuku Metal Industry Co., Ltd.	JAPAN			x		CID000807	-	Gold
Istanbul Gold Refinery	TURKEY			x		CID000814	-	Gold
Japan Mint	JAPAN			x		CID000823	-	Gold
Japan New Metals Co., Ltd.	JAPAN				x	CID000825	Conformant	Tungsten
Jean Goldschmidt International (JGI Hydrometal)	BELGIUM		x			CID000835	-	Tin
Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA		x			CID000841	-	Tin
Jiangxi Copper Co., Ltd.	CHINA			x		CID000855	-	Gold
Jinlong Copper Co., Ltd.	CHINA			x		CID000909	-	Gold
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	x				CID000914	Conformant	Tantalum
Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	x				CID000917	Conformant	Tantalum
Johnson Matthey Inc. (USA)	UNITED STATES OF AMERICA			x		CID000920	-	Gold
Asahi Refining Canada Ltd.	CANADA			x		CID000924	-	Gold
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION			x		CID000927	-	Gold
JSC Uralelectromed	RUSSIAN FEDERATION			x		CID000929	-	Gold
JX Nippon Mining & Metals Co., Ltd.	JAPAN			x		CID000937	-	Gold
Gejiu Kai Meng Industry and Trade LLC	CHINA		x			CID000942	-	Tin
Kazakhmys Smelting LLC	KAZAKHSTAN			x		CID000956	-	Gold
Kazzinc	KAZAKHSTAN			x		CID000957	-	Gold
Kennametal Fallon	UNITED STATES OF AMERICA				x	CID000966	Conformant	Tungsten
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA			x		CID000969	-	Gold
Kojima Chemicals Co., Ltd.	JAPAN			x		CID000981	Conformant	Gold
Kyrgyzaltyn JSC	KYRGYZSTAN			x		CID001029	-	Gold

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
L'azurde Company For Jewelry	SAUDI ARABIA			x	CID001032	-	Gold
Lingbao Gold Co., Ltd.	CHINA			x	CID001056	-	Gold
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA			x	CID001058	-	Gold
China Tin Group Co., Ltd.	CHINA		x		CID001070	Conformant	Tin
AMG Brasil	BRAZIL	x			CID001076	Conformant	Tantalum
LS MnM Inc.	KOREA, REPUBLIC OF			x	CID001078	-	Gold
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA			x	CID001093	-	Gold
Ma An Shan Shu Guang Smelter Corp.	CHINA		x		CID001098	-	Tin
Malaysia Smelting Corporation(MSC)	MALAYSIA		x		CID001105	-	Tin
Materials Eco-Refining Co., Ltd.	JAPAN		x		CID001112	-	Tin
Materion	UNITED STATES OF AMERICA			x	CID001113	Conformant	Gold
Matsuda Sangyo Co., Ltd.	JAPAN			x	CID001119	-	Gold
Metahub Industries Sdn. Bhd.	MALAYSIA		x		CID001136	-	Tin
Metallic Resources, Inc.	UNITED STATES OF AMERICA		x		CID001142	Conformant	Tin
Metalor Technologies (Suzhou) Ltd.	CHINA			x	CID001147	-	Gold
Metalor Technologies (Hong Kong) Ltd.	CHINA			x	CID001149	-	Gold
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE			x	CID001152	-	Gold
Metalor Technologies S.A.	SWITZERLAND			x	CID001153	-	Gold
Metalor USA Refining Corporation	UNITED STATES OF AMERICA			x	CID001157	-	Gold
Metal?rgica Met-Mex Pe?oles, S.A. de C.V	MEXICO			x	CID001161	-	Gold
Metallurgical Products India Pvt., Ltd.	INDIA	x			CID001163	Conformant	Tantalum
Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA		x		CID001172	-	Tin
Mineração Taboca S.A.	BRAZIL		x		CID001173	Conformant	Tin
Mineracao Taboca S.A.	BRAZIL	x			CID001175	Conformant	Tantalum
Ming Li Jia smelt Metal Factory	CHINA		x		CID001177	-	Tin
Minsur	PERU		x		CID001182	Conformant	Tin
Mitsubishi Materials Corporation	JAPAN			x	CID001188	-	Gold
Ikuno Tin Smelter	JAPAN		x		CID001191	Conformant	Tin
Mitsui Mining and Smelting Co., Ltd.	JAPAN	x			CID001192	Conformant	Tantalum
Mitsui Mining and Smelting Co., Ltd.	JAPAN			x	CID001193	Conformant	Gold
NPM Silmet AS	ESTONIA	x			CID001200	Conformant	Tantalum
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION			x	CID001204	-	Gold

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY			x	CID001220	-	Gold
Jiangxi New Nanshan Technology Ltd.	CHINA		x		CID001231	Conformant	Tin
Navoi Mining and Metallurgical Combinat	UZBEKISTAN			x	CID001236	-	Gold
Ney Metals and Alloys	Unknown		x		CID001246	-	Tin
Nihon Material Co., Ltd.	JAPAN			x	CID001259	-	Gold
Ningxia Non-Ferrous Metal Smeltery	CHINA	x			CID001277	Conformant	Tantalum
Novosibirsk Tin Combine	RUSSIAN FEDERATION		x		CID001305	-	Tin
Nyrstar	UNITED STATES OF AMERICA			x	CID001313	-	Gold
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND		x		CID001314	Conformant	Tin
Ohura Precious Metal Industry Co., Ltd.	JAPAN			x	CID001325	Conformant	Gold
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION			x	CID001326	-	Gold
Operaciones Metalúrgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)		x		CID001337	Conformant	Tin
MKS PAMP SA	SWITZERLAND			x	CID001352	-	Gold
Penglai Penggang Gold Industry Co., Ltd.	CHINA			x	CID001362	-	Gold
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION			x	CID001386	-	Gold
PT Aneka Tambang (Persero) Tbk	INDONESIA			x	CID001397	-	Gold
PT Artha Cipta Langgeng	INDONESIA		x		CID001399	-	Tin
PT Belitung Industri Sejahtera	Indonesia		x		CID001421	-	Tin
PT Mitra Stania Prima	INDONESIA		x		CID001453	Conformant	Tin
PT Prima Timah Utama	INDONESIA		x		CID001458	Conformant	Tin
PT Refined Bangka Tin	INDONESIA		x		CID001460	-	Tin
PT Stanindo Inti Perkasa	Indonesia		x		CID001468	-	Tin
PT Timah Tbk Kundur	INDONESIA		x		CID001477	Conformant	Tin
PT Timah Tbk Mentok	INDONESIA		x		CID001482	Conformant	Tin
PT Timah Nusantara	Indonesia		x		CID001486	-	Tin
PT Tinindo Inter Nusa	INDONESIA		x		CID001490	-	Tin
PX Precinox S.A.	SWITZERLAND			x	CID001498	-	Gold
Rand Refinery (Pty) Ltd.	SOUTH AFRICA			x	CID001512	-	Gold
RFH	CHINA	x			CID001522	Conformant	Tantalum
Royal Canadian Mint	CANADA			x	CID001534	-	Gold
Rui Da Hung	TAIWAN, PROVINCE OF CHINA		x		CID001539	Conformant	Tin

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Sabin Metal Corp.	UNITED STATES OF AMERICA			x	CID001546	-	Gold
Samduck Precious Metals	KOREA, REPUBLIC OF			x	CID001555	-	Gold
Samwon Metals Corp.	KOREA, REPUBLIC OF			x	CID001562	-	Gold
SEMPSA Joyeria Plateria S.A.	SPAIN			x	CID001585	-	Gold
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA			x	CID001605	-	Gold
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA		x		CID001606	-	Tin
Shandong Hengbang Smelter Co., Ltd.	CHINA			x	CID001612	-	Gold
Shandong penglai gold smelter	Unknown			x	CID001616	-	Gold
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA			x	CID001619	-	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA			x	CID001622	-	Gold
Shanghai Jiangxi Metals Co., Ltd.	CHINA	x			CID001634	-	Tantalum
Shangrao Xuri Smelting Factory	CHINA		x		CID001648	-	Tin
Shenzhen Heng Zhong Industry Co., Ltd.	CHINA			x	CID001692	-	Gold
Shenzhen Hong Chang Metal Manufacturing Factory	CHINA		x		CID001694	-	Tin
Sichuan Guanghan Jiangnan casting smelters	CHINA		x		CID001731	-	Tin
Sichuan Tianze Precious Metals Co., Ltd.	CHINA			x	CID001736	-	Gold
Sino-Platinum Metals Co., Ltd.	CHINA			x	CID001745	-	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION			x	CID001756	-	Gold
Soft Metais Ltda.	BRAZIL		x		CID001758	-	Tin
Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA			x	CID001761	-	Gold
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	x			CID001769	-	Tantalum
Sumitomo Metal Mining Co., Ltd.	JAPAN			x	CID001798	-	Gold
Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA			x	CID001810	-	Gold
Suzhou Nuonengda Chemical Co., Ltd.	CHINA		x		CID001822	-	Tin
Tai Perng	Unknown			x	CID001840	-	Gold
Tai Perng	Unknown		x		CID001841	-	Tin
Taiwan Huanliang	Unknown		x		CID001852	-	Tin
TAIWAN TOTAI CO., LTD.	Unknown			x	CID001857	-	Gold
Taki Chemical Co., Ltd.	JAPAN	x			CID001869	Conformant	Tantalum
Tanaka Kikinzoku Kogyo K.K	JAPAN			x	CID001875	-	Gold
Telex Metals	UNITED STATES OF AMERICA	x			CID001891	Conformant	Tantalum
Thailand Smelting & Refining Co Ltd	THAILAND		x		CID001898	Conformant	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA		x		CID001908	-	Tin

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA			x		CID001909	-	Gold
China's Shandong Gold Mining Co., Ltd	CHINA			x		CID001916	-	Gold
TIN PLATING GEJIU	CHINA		x			CID001932	-	Tin
Tokuriki Honten Co., Ltd.	JAPAN			x		CID001938	-	Gold
Tongling Nonferrous Metals Group Co., Ltd.	CHINA			x		CID001947	-	Gold
Top-Team Technology (Shenzhen) Ltd.	CHINA		x			CID001954	-	Tin
Torecom	KOREA, REPUBLIC OF			x		CID001955	-	Gold
ULBA	KAZAKHSTAN	x				CID001969	Conformant	Tantalum
Ulba Metallurgical Plant JSC	KAZAKHSTAN	x				CID001969	-	Tantalum
Metallurgie Hoboken Overpelt	BELGIUM			x		CID001980	-	Gold
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA			x		CID001993	Conformant	Gold
Valcambi S.A.	SWITZERLAND			x		CID002003	-	Gold
Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA			x		CID002009	-	Gold
VQB Mineral and Trading Group JSC	VIET NAM		x			CID002015	-	Tin
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA			x		CID002030	-	Gold
White Solder Metalurgia e Mineracao Ltda.	BRAZIL		x			CID002036	Conformant	Tin
WBH	AUSTRIA				x	CID002044	Conformant	Tungsten
WUJIANG CITY LUXE TIN FACTORY	CHINA		x			CID002057	-	Tin
Wuzhong Group	CHINA			x		CID002063	-	Gold
Xiamen JInbo Metal Co., Ltd.	Unknown			x		CID002076	-	Gold
Xiamen Tungsten Co., Ltd.	CHINA				x	CID002082	Conformant	Tungsten
Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA		x			CID002090	-	Tin
XURI	CHINA		x			CID002099	-	Tin
Kochi daiicihi Yamaminami plant	JAPAN			x		CID002100	Conformant	Gold
Yifeng Tin	CHINA		x			CID002121	-	Tin
Yokohama Metal Co., Ltd.	JAPAN			x		CID002129	Conformant	Gold
Yuecheng Tin Co., Ltd.	CHINA		x			CID002147	-	Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA		x			CID002158	-	Tin
Yunnan Chengo Electric Smelting Plant	CHINA		x			CID002162	-	Tin
Yunnan Copper Zinc Industry Co., Ltd.	CHINA		x			CID002164	-	Tin

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Yunnan Geiju Smelting Corp.	Unknown		x			CID002166	-	Tin
Yunnan Industrial Co., Ltd.	CHINA		x			CID002173	-	Tin
Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA		x			CID002180	Conformant	Tin
Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA				x	CID002195	-	Tungsten
Zhaojun Maifu	Unknown			x		CID002201	-	Gold
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA			x		CID002205	-	Gold
Zhongkuang Gold Industry Co., Ltd.	CHINA			x		CID002214	-	Gold
Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA			x		CID002219	-	Gold
Zhongshan Jinye Smelting Co.,Ltd	Unknown		x			CID002220	-	Tin
Zhongshan Poison Material Proprietary Co., Ltd.	CHINA			x		CID002221	-	Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA			x		CID002224	-	Gold
Zhuhai toxic materials Monopoly Ltd.	CHINA			x		CID002231	-	Gold
Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	x				CID002232	-	Tantalum
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA			x		CID002243	-	Gold
GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA		x			CID002274	-	Tin
LIAN JING	CHINA		x			CID002281	-	Tin
Morris and Watson	NEW ZEALAND			x		CID002282	-	Gold
SAFINA A.S.	CZECHIA			x		CID002290	Conformant	Gold
Yunnan Malipo Baiyi Kuangye Co.	CHINA		x			CID002309	-	Tin
Guangdong Jinding Gold Limited	CHINA			x		CID002312	-	Gold
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA				x	CID002313	-	Tungsten
Umicore Precious Metals Thailand	THAILAND			x		CID002314	-	Gold
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA				x	CID002315	Active	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA				x	CID002316	Conformant	Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA				x	CID002317	Conformant	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA				x	CID002318	-	Tungsten
Malipo Haiyu Tungsten Co., Ltd.	CHINA				x	CID002319	Conformant	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA				x	CID002320	Conformant	Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA				x	CID002321	Conformant	Tungsten
Sigma Tin Alloy Co., Ltd.	CHINA		x			CID002408	-	Tin

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Xiamen Honglu Tungsten Molybdenum Co., Ltd.	Unknown		x			CID002428	-	Tin
Geib Refining Corporation	United States Of America			x		CID002459	-	Gold
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL		x			CID002468	Conformant	Tin
Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA			x		CID002491	-	Gold
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	x				CID002492	Conformant	Tantalum
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA				x	CID002494	Conformant	Tungsten
Melt Metais e Ligas S.A.	BRAZIL		x			CID002500	-	Tin
Asia Tungsten Products Vietnam Ltd.	VIET NAM				x	CID002502	Conformant	Tungsten
PT ATD Makmur Mandiri Jaya	INDONESIA		x			CID002503	Conformant	Tin
D Block Metals, LLC	UNITED STATES OF AMERICA	x				CID002504	Conformant	Tantalum
FIR Metals & Resource Ltd.	CHINA	x				CID002505	Conformant	Tantalum
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	x				CID002506	Conformant	Tantalum
XinXing HaoRong Electronic Material Co., Ltd.	CHINA	x				CID002508	Conformant	Tantalum
MMTC-PAMP India Pvt., Ltd.	INDIA			x		CID002509	-	Gold
KGHM Polska Miedz S.A.	POLAND			x		CID002511	-	Gold
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	x				CID002512	Conformant	Tantalum
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA				x	CID002513	-	Tungsten
Fidelity Printers and Refiners Ltd.	ZIMBABWE			x		CID002515	-	Gold
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA			x		CID002516	-	Gold
O.M. Manufacturing Philippines, Inc.	PHILIPPINES		x			CID002517	Conformant	Tin
Henan Yuguang Gold & Lead Co., Ltd.	CHINA			x		CID002519	-	Gold
Shandong Humon Smelting Co., Ltd.	CHINA			x		CID002525	-	Gold
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA			x		CID002527	-	Gold
Zhuzhou Smelting Group Co., Ltd	CHINA			x		CID002529	-	Gold
Sanher Tungsten Vietnam Co., Ltd.	VIET NAM				x	CID002538	-	Tungsten
KEMET de Mexico	MEXICO	x				CID002539	Conformant	Tantalum
H.C. Starck Tungsten GmbH	GERMANY				x	CID002541	Conformant	Tungsten
TANIOBIS Smelting GmbH & Co. KG	GERMANY				x	CID002542	Conformant	Tungsten
Masan Tungsten Chemical LLC (MTC)	VIET NAM				x	CID002543	Conformant	Tungsten
H.C. Starck Co., Ltd.	THAILAND	x				CID002544	Conformant	Tantalum

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
H.C. Starck Tantalum and Niobium GmbH	GERMANY	x				CID002545	Conformant	Tantalum
QSIL Metals Hermsdorf GmbH	GERMANY	x				CID002547	-	Tantalum
H.C. Starck Inc.	UNITED STATES OF AMERICA	x				CID002548	Conformant	Tantalum
H.C. Starck Ltd.	JAPAN	x				CID002549	Conformant	Tantalum
TANIOBIS Smelting GmbH & Co. KG	GERMANY	x				CID002550	Conformant	Tantalum
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA				x	CID002551	Conformant	Tungsten
Plansee SE Reutte	AUSTRIA	x				CID002556	-	Tantalum
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	x				CID002557	Conformant	Tantalum
Global Advanced Metals Aizu	JAPAN	x				CID002558	Conformant	Tantalum
Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES			x		CID002560	-	Gold
Emirates Gold DMCC	UNITED ARAB EMIRATES			x		CID002561	-	Gold
International Precious Metal Refiners	UNITED ARAB EMIRATES			x		CID002562	-	Gold
Kaloti Precious Metals	UNITED ARAB EMIRATES			x		CID002563	-	Gold
Sudan Gold Refinery	SUDAN			x		CID002567	-	Gold
CV Ayi Jaya	INDONESIA		x			CID002570	Conformant	Tin
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM		x			CID002572	-	Tin
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM		x			CID002573	-	Tin
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM		x			CID002574	-	Tin
T.C.A S.p.A	ITALY			x		CID002580	-	Gold
Remondis Argentia B.V.	NETHERLANDS			x		CID002582	Conformant	Gold
Fujairah Gold FZC	UNITED ARAB EMIRATES			x		CID002584	-	Gold
Industrial Refining Company	BELGIUM			x		CID002587	-	Gold
Shirpur Gold Refinery Ltd.	INDIA			x		CID002588	-	Gold
Niagara Refining LLC	UNITED STATES OF AMERICA				x	CID002589	Conformant	Tungsten
PT Rajehan Ariq	INDONESIA		x			CID002593	Conformant	Tin
ARY Aurum Plus	UNITED ARAB EMIRATES			x		CID002596	-	Gold
House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL			x		CID002601	-	Gold
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF			x		CID002605	Conformant	Gold
Marsam Metals	BRAZIL			x		CID002606	-	Gold
Shandong Yanggu Xiangguang Co., Ltd.	CHINA			x		CID002614	-	Gold
TOO Tau-Ken-Altyn	KAZAKHSTAN			x		CID002615	-	Gold

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Hongqiao Metals (Kunshan) Co., Ltd.	CHINA		x			CID002635	-	Tin
China Molybdenum Co., Ltd.	CHINA				x	CID002641	Conformant	Tungsten
Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA				x	CID002644	-	Tungsten
Ganzhou Haichuang Tungsten Co., Ltd.	China				x	CID002645	-	Tungsten
Hydrometallurg, JSC	RUSSIAN FEDERATION				x	CID002649	-	Tungsten
Uzbekistan Technological Metallurgical Complex JSC	UZBEKISTAN				x	CID002660	Active	Tungsten
PT Cipta Persada Mulia	INDONESIA		x			CID002696	Conformant	Tin
An Vinh Joint Stock Mineral Processing Company	VIET NAM		x			CID002703	-	Tin
Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND				x	CID002704	-	Tungsten
Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	x				CID002705	-	Tantalum
Resind Ind e Com Ltda.	BRAZIL		x			CID002706	Conformant	Tin
Resind Ind e Com Ltda.	BRAZIL	x				CID002707	Conformant	Tantalum
Abington Reldan Metals, LLC	UNITED STATES OF AMERICA			x		CID002708	Conformant	Gold
Unecha Refractory metals plant	RUSSIAN FEDERATION				x	CID002724	-	Tungsten
Hop Hing electroplating factory Zhejiang	Unknown			x		CID002739	-	Gold
SuZhou ShenChuang recycling Ltd.	Unknown			x		CID002743	-	Gold
Tsai Brother industries	Unknown			x		CID002745	-	Gold
Shenzhen CuiLu Gold Co., Ltd.	CHINA			x		CID002750	-	Gold
Super Ligas	BRAZIL		x			CID002756	Conformant	Tin
Albino Mountinho Lda.	PORTUGAL			x		CID002760	-	Gold
SAAMP	FRANCE			x		CID002761	-	Gold
L'Orfebre S.A.	ANDORRA			x		CID002762	-	Gold
8853 S.p.A.	ITALY			x		CID002763	-	Gold
Italpreziosi	ITALY			x		CID002765	-	Gold
Metallo Belgium N.V.	BELGIUM		x			CID002773	Conformant	Tin
Aurubis Berango	SPAIN		x			CID002774	Conformant	Tin
PT Bangka Prima Tin	INDONESIA		x			CID002776	Conformant	Tin
WIELAND Edelmetalle GmbH	GERMANY			x		CID002778	Conformant	Gold

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA			x		CID002779	-	Gold
Chofu Works	CHINA		x			CID002786	-	Tin
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA		x			CID002819	-	Tin
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES				x	CID002827	Conformant	Tungsten
ACL Metais Eireli	BRAZIL				x	CID002833	-	Tungsten
Jiangxi Tuohong New Raw Material	CHINA	x				CID002842	Conformant	Tantalum
HuiChang Hill Tin Industry Co., Ltd.	CHINA		x			CID002844	Conformant	Tin
Moliren Ltd.	RUSSIAN FEDERATION				x	CID002845	-	Tungsten
AU Traders and Refiners	SOUTH AFRICA			x		CID002850	-	Gold
GGC Gujrat Gold Centre Pvt. Ltd.	INDIA			x		CID002852	-	Gold
Sai Refinery	INDIA			x		CID002853	-	Gold
Modeltech Sdn Bhd	MALAYSIA			x		CID002857	-	Gold
Modeltech Sdn Bhd	MALAYSIA		x			CID002858	-	Tin
ULVAC Inc.	JAPAN	x				CID002861	-	Tantalum
BALORE REFINERSGA	INDIA			x		CID002863	Conformant	Gold
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION			x		CID002865	-	Gold
Degussa Sonne / Mond Goldhandel GmbH	GERMANY			x		CID002867	-	Gold
Pease & Curren	UNITED STATES OF AMERICA			x		CID002872	-	Gold
JALAN & Company	INDIA			x		CID002893	-	Gold
Al Ghaith Gold	UNITED ARAB EMIRATES			x		CID002899	-	Gold
Hung Cheong Metal Manufacturing Limited	CHINA			x		CID002904	-	Gold
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF			x		CID002918	Conformant	Gold
Planta Recuperadora de Metales SpA	CHILE			x		CID002919	Conformant	Gold
ABC Refinery Pty Ltd.	AUSTRALIA			x		CID002920	-	Gold
Xianghualing Tin Industry Co., Ltd.			x			CID002946	-	Tin
Safimet S.p.A	ITALY			x		CID002973	-	Gold
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA		x			CID003116	Conformant	Tin
State Research Institute Center for Physical Sciences and Technology	LITHUANIA			x		CID003153	-	Gold
RFH Recycling Metals Co., Ltd.	CHINA	x				CID003159	-	Tantalum
African Gold Refinery	UGANDA			x		CID003185	-	Gold
Gold Coast Refinery	GHANA			x		CID003186	-	Gold
NH Recytech Company	KOREA, REPUBLIC OF			x		CID003189	Conformant	Gold

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA		x			CID003190	Conformant	Tin
Jiujiang Janny New Material Co., Ltd.	CHINA	x				CID003191	-	Tantalum
Pongpipat Company Limited	MYANMAR		x			CID003208	-	Tin
QG Refining, LLC	UNITED STATES OF AMERICA			x		CID003324	-	Gold
Tin Technology & Refining	UNITED STATES OF AMERICA		x			CID003325	Conformant	Tin
Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES			x		CID003348	-	Gold
Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA		x			CID003356	-	Tin
Ma'anshan Weitai Tin Co., Ltd.	CHINA		x			CID003379	-	Tin
PT Masbro Alam Stania	INDONESIA		x			CID003380	-	Tin
PT Rajawali Rimba Perkasa	INDONESIA		x			CID003381	-	Tin
CGR Metalloys Pvt Ltd.	INDIA			x		CID003382	-	Gold
Sovereign Metals	INDIA			x		CID003383	-	Gold
Luna Smelter, Ltd.	RWANDA		x			CID003387	Conformant	Tin
OMODEO A. E S. METALLEGHE SRL			x			CID003395	-	Tin
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA		x			CID003397	Conformant	Tin
Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA				x	CID003407	Conformant	Tungsten
JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION				x	CID003408	-	Tungsten
Precious Minerals and Smelting Limited	INDIA		x			CID003409	-	Tin
Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA		x			CID003410	-	Tin
NPP Tyazhmetprom LLC	RUSSIAN FEDERATION				x	CID003416	-	Tungsten
GEM Co., Ltd.	CHINA				x	CID003417	Conformant	Tungsten
Eco-System Recycling Co., Ltd. North Plant	JAPAN			x		CID003424	Conformant	Gold
Eco-System Recycling Co., Ltd. West Plant	JAPAN			x		CID003425	Conformant	Gold
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL				x	CID003427	-	Tungsten
PT Mitra Sukses Globalindo	INDONESIA		x			CID003449	Conformant	Tin
Augmont Enterprises Private Limited	INDIA			x		CID003461	-	Gold
Kundan Care Products Ltd.	INDIA			x		CID003463	-	Gold
Cronimet Brasil Ltda	BRAZIL				x	CID003468	Conformant	Tungsten
TRATHO Metal Quimica	BRAZIL		x			CID003474	-	Tin
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL		x			CID003486	-	Tin
Emerald Jewel Industry India Limited (Unit 1)	INDIA			x		CID003487	-	Gold
Emerald Jewel Industry India Limited (Unit 2)	INDIA			x		CID003488	-	Gold
Emerald Jewel Industry India Limited (Unit 3)	INDIA			x		CID003489	-	Gold
Emerald Jewel Industry India Limited (Unit 4)	INDIA			x		CID003490	-	Gold

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
K.A. Rasmussen	NORWAY			x		CID003497	-	Gold
V&D New Materials (Jiangsu) Co., Ltd.	CHINA	x				CID003498	-	Tantalum
Alexy Metals	UNITED STATES OF AMERICA			x		CID003500	-	Gold
CRM Synergies	SPAIN		x			CID003524	Conformant	Tin
MD Overseas	INDIA			x		CID003548	-	Gold
Artek LLC	RUSSIAN FEDERATION				x	CID003553	-	Tungsten
Metallix Refining Inc.	UNITED STATES OF AMERICA			x		CID003557	-	Gold
Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA			x		CID003575	-	Gold
Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA				x	CID003580	-	Tungsten
Rian Resources SDN. BHD.	MALAYSIA		x			CID003581	-	Tin
Fabrica Auricchio	BRAZIL		x			CID003582	Conformant	Tin
RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	x				CID003583	Conformant	Tantalum
Fujian Xinlu Tungsten	CHINA				x	CID003609	-	Tungsten
OOO “Technolom” 2	RUSSIAN FEDERATION				x	CID003612	-	Tungsten
OOO “Technolom” 1	RUSSIAN FEDERATION				x	CID003614	-	Tungsten
WEEEREFINING	FRANCE			x		CID003615	-	Gold
Gold by Gold Colombia	COLOMBIA			x		CID003641	Conformant	Gold
LLC Vostok	RUSSIAN FEDERATION				x	CID003643	-	Tungsten
YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA				x	CID003662	-	Tungsten
Dongwu Gold Group	CHINA			x		CID003663	-	Gold
SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES			x		CID003666	-	Gold
NOBLE METAL SERVICES	UNITED STATES OF AMERICA			x		CID003690	-	Gold
DS Myanmar	Myanmar		x			CID003831	-	Tin
PT Putera Sarana Shakti (PT PSS)	INDONESIA		x			CID003868	Conformant	Tin
5D Production OU	ESTONIA	x				CID003926	-	Tantalum
XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA	x				CID003973	-	Tantalum
HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF				x	CID003978	-	Tungsten
Tungsten Vietnam Joint Stock Company	VIET NAM				x	CID003993	Conformant	Tungsten
Coimpa Industrial LTDA	BRAZIL			x		CID004010	Conformant	Gold
Nam Viet Cromit Joint Stock Company	VIET NAM				x	CID004034	-	Tungsten
PowerX Ltd.	RWANDA	x				CID004054	Conformant	Tantalum
MALAMET SMELTING SDN. BHD.	MALAYSIA				x	CID004056	-	Tungsten
DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF				x	CID004060	-	Tungsten

Smelter Name	Smelter Country	TANTALUM	TIN	GOLD	TUNGSTEN	Cobalt	CFSI ID	CFSI Conformant/ Active	Metal
Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE		x			CID004065	Conformant	Tin
Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA				x	CID004397	Conformant	Tungsten
Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN		x			CID004403	Conformant	Tin
Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA				x	CID004430	Conformant	Tungsten
CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA	x				CID004431	-	Tantalum
KP Sanghvi International Pvt Ltd	INDIA			x		CID004433	-	Gold
Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA		x			CID004434	Conformant	Tin
SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA			x		CID004435	-	Gold
Philippine Carreytech Metal Corp.	PHILIPPINES				x	CID004438	-	Tungsten
TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA			x		CID004491	-	Gold
GG Refinery Ltd.	TANZANIA			x		CID004506	Conformant	Gold
Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA			x		CID004604	Conformant	Gold
Impala Platinum - Rustenburg Smelter	SOUTH AFRICA			x		CID004610	Conformant	Gold
Kenee Mining Corporation	VIET NAM				x	CID004619	Conformant	Tungsten
RIKAYAA GREENTECH PRIVATE LIMITED	INDIA		x			CID004692	-	Tin
Attero Recycling Pvt Ltd	INDIA			x		CID004697	-	Gold
SOLEIL METALS (Chala One Plant)	PERU			x		CID004704	Active	Gold
SOLEIL METALS (YAKARI Plant)	PERU			x		CID004705	Active	Gold
Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA			x		CID004714	Conformant	Gold
Woodcross Smelting Company Limited	UGANDA		x			CID004724	Conformant	Tin
Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA		x			CID004754	Conformant	Tin
Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA			x		CID004755	Conformant	Gold
Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA		x			CID004796	-	Tin
Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES				x	CID004797	Conformant	Tungsten
Jiangxi Sanshi Nonferrous Metals Co., Ltd	CHINA	x				CID004813	Active	Tantalum
Gasabo Gold Refinery Ltd	RWANDA			x		CID005006	-	Gold
Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA				x	CID005012	Conformant	Tungsten
Minera Titan del Peru SRL (MTP) - Belen Plant	PERU			x		CID005014	-	Gold
PT Arsed Indonesia	INDONESIA		x			CID005067	Conformant	Tin
S.P.T. spol.s r.o.	CZECHIA				x	CID005068	Conformant	Tungsten
P Kay Metal, Inc	UNITED STATES OF AMERICA		x			CID005189	Conformant	Tin
Tungamoy Metals Inc.	KOREA, REPUBLIC OF				x	CID005248	Conformant	Tungsten